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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

We the undersigned officers and directors of People's Savings Financial Corp., hereby severally constitute Richard S. Mansfield, and John G. Medvec and each of them singly, our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K of People's Savings Financial Corp. for the fiscal year ended December 31, 1995, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable People's Savings Financial Corp. to comply with the provisions of the Securities Exchange Act of 1934, as amended, all requirements of the Securities and Exchange Commissioner, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Annual Report.

             SIGNATURE                     TITLE                      DATE

/s/ RICHARD S. MANSFIELD            President and Chief          March 19, 1996
--------------------------           Executive Officer
Richard S. Mansfield

/s/ JOHN G. MEDVEC                  Executive Vice               March 19, 1996
--------------------------           President
John G. Medvec

/s/ JOSEPH A. WELNA                 Chairman of the Board        March 19, 1996
--------------------------            and Director
Joseph A. Welna